UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 14, 2018

CHINA GRAND RESORTS INC.
(Exact name of registrant as specified in its charter)

Commission File Number: 0-27246

NEVADA	16-0383696
(State or other jurisdiction of incorporation or organization	(IRS Employer Identification Number)

30191 Avenida de Las Banderas Ste B Rancho Santa Margarita, CA 92688	92688
(Address of principal executive offices)	(Zip code)

(800) 605-3580

Registrant’s telephone number including area code

20 West Park Avenue, Suite 207, Long Beach, NY 11561

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K, or this Report, contains forward-looking statements, including, without limitation, in the sections captioned “Description of Business,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Plan of Operations,” and elsewhere. Any and all statements contained in this Report that are not statements of historical fact may be deemed forward-looking statements. Terms such as “may,” “might,” “would,” “should,” “could,” “project,” “estimate,” “pro-forma,” “predict,” “potential,” “strategy,” “anticipate,” “attempt,” “develop,” “plan,” “help,” “believe,” “continue,” “intend,” “expect,” “future” and terms of similar import (including the negative of any of the foregoing) may be intended to identify forward-looking statements. However, not all forward-looking statements may contain one or more of these identifying terms. Forward-looking statements in this Report may include, without limitation, statements regarding (i) the plans and objectives of management for future operations, including plans or objectives relating to the development of our Shark 710, Captain Capping machine and proprietary cartridges (ii) a projection of income (including income/loss), earnings (including earnings/loss) per share, capital expenditures, dividends, capital structure or other financial items, (iii) our future financial performance, including any such statement contained in a discussion and analysis of financial condition by management or in the results of operations included pursuant to the rules and regulations of the Securities and Exchange Commission, or the SEC, and (iv) the assumptions underlying or relating to any statement described in points (i), (ii) or (iii) above.

The forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon our current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences, many of which we have no control over. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation:

•	market acceptance of our key products, primarily our 710 Shark cartridge filling machine, our 710 Captain capping machine, and our Cove proprietary cartridges;

•	US Federal and foreign regulation of cannabis laws;

•	litigation by States affected by cannabis legalization;

•	our customers’ ability to access the services of banks;

•	competition from existing technologies or products or new technologies and products that may emerge;

•	the implementation of our business model and strategic plans for our business;

•	estimates of our future revenue, expenses, capital requirements and our need for additional financing;

•	our financial performance;

•	developments relating to our competitors; and

•	other risks and uncertainties, including those listed under the section titled “Risk Factors.”

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EXPLANATORY NOTE (REVERSE INFORMATION)

We were incorporated in the state of Nevada on September 21, 1989 under the name Fulton Ventures, Inc. and subsequently changed our name to China Grand Resorts Inc. on November 16, 2009. Prior to the Merger (as defined below), we were dormant company without any active operations.

On September 14, 2018, our wholly-owned subsidiary, Jacksam Acquisition Corp., a corporation formed in the State of Nevada on September 11, 2018, or the Acquisition Sub, merged with and into Jacksam Corporation, a corporation incorporated in August 2013 in the State of Delaware, referred to herein as Jacksam. Pursuant to this transaction, or the Merger, Acquisition Sub was the surviving corporation, and changed its name to “Jacksam Corporation”. All of the outstanding capital stock of Jacksam was converted into shares of our Common Stock, as described in more detail below.

As a result of the Merger, we acquired the business of Jacksam and will continue the existing business operations of Jacksam as our wholly-owned operating subsidiary under the name Jacksam Corporation.

In accordance with “reverse merger” or “reverse acquisition” accounting treatment, our historical financial statements as of period ends, and for periods ended, prior to the Merger will be replaced with the historical financial statements of Jacksam, prior to the Merger, in all future filings with the SEC.

As used in this Report henceforward, unless otherwise stated or the context clearly indicates otherwise, the terms the “Company,” the “Registrant,” “we,” “us” and “our” refer to Jacksam Corporation, incorporated in Nevada, after giving effect to the Merger.

This Report contains summaries of the material terms of various agreements executed in connection with the transactions described herein. The summaries of these agreements are subject to, and are qualified in their entirety by, reference to these agreements, which are filed as exhibits hereto and incorporated herein by reference.

This Report is being filed in connection with a series of transactions consummated by the Company and certain related events and actions taken by the Company.

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This Report responds to the following Items in Form 8-K:

Item 1.01	Entry into a Material Definitive Agreement
Item 2.01	Completion of Acquisition or Disposition of Assets
Item 3.02	Unregistered Sales of Equity Securities
Item 4.01	Changes in Registrant's Certifying Accountant
Item 5.01	Changes in Control of Registrant
Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 5.06	Change in Shell Company Status
Item 9.01	Financial Statements and Exhibits

Prior to the Merger, we were a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, or the Exchange Act). As a result of the Merger, we have ceased to be a “shell company”. The information contained in this Report, together with the information contained in our Annual Report on Form 10-K for the fiscal year ended September 30, 2017, and our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as filed with the SEC, constitute the current “Form 10 information” necessary to satisfy the conditions contained in Rule 144(i)(2) under the Securities Act of 1933, as amended, or the Securities Act.

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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The information contained in Item 2.01 below relating to the various agreements described therein is incorporated herein by reference.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

THE MERGER AND RELATED TRANSACTIONS

Merger Agreement

On September 14, 2018, or the Closing Date, the Company, Acquisition Sub and Jacksam entered into an Agreement and Plan of Merger and Reorganization, or the Merger Agreement, which closed on the same date. Pursuant to the terms of the Merger Agreement, Jacksam merged with and into Acquisition Sub, and Acquisition Sub became the surviving corporation and changed its name to “Jacksam Corporation”.

Pursuant to the Merger, we acquired the business of Jacksam, now our wholly-owned subsidiary, which designs, manufactures and sells oil vaporizer cartridges and filling machines, primarily for use in the medical cannabis, hemp, and CBD industries. See “Description of Business” below.

Immediately prior to the Merger, we had 33,272,311 shares of our Common Stock issued and outstanding and no shares of preferred stock or any securities convertible into any class of our capital stock issued and outstanding.

At the Closing Date, each of the 149,870 shares of Jacksam’s Common Stock issued and outstanding immediately prior to the closing of the Merger was converted into shares of our Common Stock at a ratio of 1:300.26023 (the “Conversion Ratio”) for a total of 45,000,000 shares of our Common Stock. Additionally, (i) the rights to purchase common stock of Jacksam as contained in those certain Convertible Debentures of Jacksam (the “2017 Debentures”) originally issued between November 2017 and January 2018 in total principal amount of $1,743,500 and issued and outstanding immediately prior to the closing of the Merger were converted into a corresponding right to purchase shares of our Common Stock at a conversion price of $0.20 per share, or 8,717,500 shares in total; (ii) the rights to purchase common stock of Jacksam as contained in those certain Convertible Notes of Jacksam (the “2018 Notes”) originally issued in 2018 in total principal amount of $1,500,000 and issued and outstanding immediately prior to the closing of the Merger were converted into a corresponding right to purchase shares of our Common Stock at a conversion price of $0.90 per share, or 1,666,667 shares in total; and (iii) the warrant held by Altar Rock Capital (the “Altar Rock Warrant”) to purchase 16,652 shares of common stock of Jacksam was converted into the right to purchase 5,000,000 shares of our Common Stock at an exercise price of $0.001 per share. As a result, an aggregate of 60,384,167 shares of our Common Stock, including rights pursuant to the 2017 Debentures, the 2018 Notes, and the Altar Rock Warrant to acquire our Common Stock, were issued to the holders of Jacksam’s capital stock and convertible securities; provided, however, that the number of shares of our Common Stock issuable to any holder of a 2017 Debenture and to the holder of the Altar Rock Warrant may not, in any instance, exceed 4.99% of our then issued and outstanding Common Stock. Finally, 30 million shares of our Common Stock, purchased by Jacksam from Bryan Glass on September 14, 2018 for total consideration of $340,000, our former controlling shareholder, officer and director, were returned to treasury by Jacksam and cancelled.

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The pre-Merger stockholders of the Company, other than our former sole officer and director, retained an aggregate of 3,272,311 shares of Common Stock. We issued a total of 45,000,000 shares of our Common Stock to the former shareholders of Jacksam and cancelled 30,000,000 shares, for a net increase in our issued and outstanding Common Stock of 6,282,500. After giving effect to the Merger and the related transactions, we have 48,272,311 shares of Common Stock issued and outstanding, and rights to acquire an additional 15,384,167 shares of our Common Stock.

The Merger Agreement contained customary representations and warranties and pre- and post-closing covenants of each party and customary closing conditions.

The Merger was treated as a recapitalization and reverse acquisition of the Company for financial accounting purposes. Jacksam is considered the acquirer for accounting purposes, and our historical financial statements before the Merger will be replaced with the historical financial statements of Jacksam before the Merger in future filings with the SEC.

The Merger is intended to be treated as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended.

The issuance of shares of our Common Stock, and rights and options to purchase our Common Stock, to holders of Jacksam’s capital stock, convertible securities in connection with the Merger was not registered under the Securities Act, in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act, which exempts transactions by an issuer not involving any public offering, and Regulation D promulgated by the Securities and Exchange Commission, or the SEC, under that section. These securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirement and are subject to further contractual restrictions on transfer as described below.

The form of the Merger Agreement is filed as an exhibit to this Report. All descriptions of the Merger Agreement, the 2017 Debentures, the 2018 Notes, and the Altar Rock Warrant set forth herein are qualified in their entirety by reference to the text thereof filed as an exhibit hereto, which is incorporated herein by reference.

Registration Rights

In connection with our assumption of Jacksam’s obligations under the 2017 Debentures and the associated Registration Rights Agreement, we have agreed that promptly, but no later than 45 calendar days from the final closing of the Merger, the Company will file a registration statement with the SEC, or the Registration Statement, covering the shares of Common Stock issuable upon conversion of the 2017 Debentures, collectively, the Registrable Shares. The Company will use its commercially reasonable efforts to ensure that such Registration Statement is declared effective within 180 calendar days after the filing of the Registration Statement. If the Company is late in filing the Registration Statement, the Company will make payments to each holder of 2017 Debentures as monetary penalties at a rate equal to 2% of the face amount of the 2017 Debenture held by such holder. If the Registration Statement is not declared effective within 180 days after the filing of the Registration Statement, the Company will make payments to each holder of 2017 Debentures as monetary penalties at a rate equal to 1% of the face amount of the 2017 Debenture held by such holder. If the Company fails to maintain the Registration Statement continuously effective as to all Registrable Shares included in such Registration Statement in accordance with the Registration Rights Agreement or the Registrable Shares are not listed on an approved market or if trading of the Common Stock on such market is suspended or halted, the Company will make payments to each holder of Registrable Shares as monetary penalties at a rate equal to 1% of the face amount of the 2017 Debenture held by such holder for each thirty day period of suspension. No monetary penalties will accrue with respect to any Registrable Shares removed from the Registration Statement in response to a comment from the staff of the SEC limiting the number of shares of Common Stock which may be included in the Registration.

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The Company must keep the Registration Statement effective for two years from the date it is declared effective by the SEC or until (i) the Registrable Shares have been sold in accordance with such effective Registration Statement or (ii) the Registrable Shares have been sold in accordance with Rule 144.

We will pay all expenses in connection with any registration obligation provided in the Registration Rights Agreement, including, without limitation, all registration, filing, stock exchange fees, printing expenses, all fees and expenses of complying with applicable securities laws, and the fees and disbursements of our counsel and of our independent accountants. Each investor will be responsible for its own sales commissions, if any, transfer taxes and the expenses of any attorney or other advisor such investor decides to employ.

In addition, the holders of the 2017 Debentures have agreed that, prior to December 1, 2019, no holder will sell shares of our Common Stock in excess of the volume and price limitations set forth in that certain Lock-up and Leak Out Agreement dated December 1, 2017.

In connection with our assumption of the 2018 Notes, in the event the shares of our Common Stock issuable upon conversion would not be tradeable by the holders of the 2018 Notes by March 19, 2019, we will be obligated, upon request by the holders of the 2018 Notes, to file a registration statement for such Common Stock.

In connection with our assumption of the Altar Rock Warrant, we are required to file a registration statement for the shares of our Common Stock issuable upon exercise of the Altar Rock Warrant within 45 days of closing the Merger.

All descriptions of the Registration Rights Agreement, the 2017 Debentures, the 2018 Notes, and the Lock-up and Leak Out Agreement set forth herein are qualified in their entirety by reference to the text thereof filed as an exhibit hereto, which is incorporated herein by reference.

Departure and Appointment of Directors and Officers

Our board of directors is authorized to consist of, and currently consists of, four members. On the Closing Date, Mr. Bryan Glass our sole director before the Merger, resigned from his position as a director, and Daniel Davis (as Chairman), Mark Adams, Scott Wessler, and Theodore Winston, were appointed to the board of directors.

Also on the Closing Date, Mr. Bryan Glass, our Chief Executive Officer, and our principal executive, secretary, and financial and accounting officer for SEC reporting purposes before the Merger, resigned from these positions, and Mark Adams was appointed as our Chief Executive Officer and President, Michael Sakala was appointed as our Chief Financial Officer and Treasurer and Secretary by our board of directors.

Mark Adams will be our principal executive officer and Michael Sakala will be our principal financial and accounting officer for SEC reporting purposes.

See “Management – Directors and Executive Officers” below for information about our new directors and executive officers.

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Pro Forma Ownership

Immediately after giving effect to (i) the Merger, and (ii) the cancellation of the shares of our Common Stock held by Jacksam, there were 48,272,311 shares of our Common Stock issued and outstanding as of the Closing Date plus rights to acquire an additional 15,384,167 shares of our common stock, as follows:

•	the stockholders of Jacksam prior to the Merger hold 45,000,000 shares of our Common Stock;

•	the stockholders of the Company prior to the Merger hold 3,272,311 shares of our Common Stock; and

•	holders of the Jacksam 2017 Debentures would hold, upon conversion, 8,717,500 shares of our Common Stock – provided, however, that no holder of a 2017 Debenture may convert if and to the extent such a conversion would cause that holder to be the beneficial owner of greater than 4.99% of our issued and outstanding Common Stock;

•	holders of the Jacksam 2018 Notes would hold, upon conversion, 1,666,667 shares of our Common Stock; and

•	Altar Rock Capital, as holder of the Altar Rock Warrant, is entitled to purchase up to 5,000,000 shares of our Common Stock at $0.001 per share– provided, however, that the Altar Rock Warrant may not be exercised if and to the extent such an exercise would cause the holder to be the beneficial owner of greater than 4.99% of our issued and outstanding Common Stock.

No other securities convertible into or exercisable or exchangeable for our Common Stock are outstanding.

Our Common Stock is quoted on the OTC Markets quotation system under the symbol “CGND.” We anticipate submitting a request to FINRA to change our ticker symbol.

Accounting Treatment; Change of Control

The Merger is being accounted for as a “reverse merger” or “reverse acquisition,” and Jacksam is deemed to be the acquirer in the reverse merger. Consequently, the assets and liabilities and the historical operations that will be reflected in the financial statements prior to the Merger will be those of Jacksam, and will be recorded at the historical cost basis of Jacksam, and the consolidated financial statements after completion of the Merger will include the assets and liabilities of Jacksam, historical operations of Jacksam, and operations of the Company and its subsidiaries from the closing date of the Merger. As a result of the issuance of the shares of our Common Stock pursuant to the Merger, a change in control of the Company occurred as of the date of consummation of the Merger.

Except as described in this Report, no arrangements or understandings exist among present or former controlling stockholders with respect to the election of members of our board of directors and, to our knowledge, no other arrangements exist that might result in a change of control of the Company.

We continue to be a “smaller reporting company,” as defined under the Exchange Act, and an “emerging growth company” under the Jumpstart Our Business Startups Act, or the JOBS Act, following the Merger. We believe that as a result of the Merger we have ceased to be a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act).

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DESCRIPTION OF BUSINESS

Immediately following the Merger, the business of Jacksam became our business, which we now operate as our wholly-owned subsidiary.

Corporate Information

As described above, we were incorporated in the state of Nevada on September 21, 1989 under the name Fulton Ventures, Inc. and subsequently changed our name to China Grand Resorts Inc. on November 16, 2009. Prior to the Merger, we were dormant company without any active operations. As a result of the Merger, we have acquired the business of Jacksam, which we now operate as our wholly-owned subsidiary. Jacksam commenced operations as a Delaware corporation in August 2013 under the name Jacksam Corporation.

Our authorized capital stock currently consists of 90 million shares of Common Stock and 10 million shares of the preferred stock. Our Common Stock is quoted on the OTC Markets under the symbol “CGND.”

Our principal executive offices are located at 30191 Avenida de Las Banderas Ste. B, Rancho Santa Margarita, California 92688. Our telephone number is (800) 605-3580. Our website address is www.convectium.com. The information contained on, or that can be accessed through, our website is not a part of this Report.

Company Overview

We are a technology company focused on developing and commercializing products utilizing our proprietary technology platform. We service the medical cannabis, hemp and CBD segments of the larger e-cigarette and vaporizer markets with our oil vaporizer focused products. At present, we have three principal product lines consisting of the 710 Shark cartridge filling machine, the 710 Captain cartridge capping machine, and our proprietary cartridges. Our customers are primarily businesses operating in jurisdictions that have some form of cannabis legalization. These businesses include medical and recreational dispensaries, large and small-scale processors and growers, and distributors. We expect continued growth as we take measures to invest in our own molds and intellectual property. We utilize a direct sales force, independent sales representatives, a referral network of manufacturers of related equipment, and our website, convectium.com, to sell our principal products.

Our flagship product is the 710 Shark vaporizer cartridge filling machine. It is designed to inject oil into various cartridges (glass, plastic and PODS) while also having the capability to fill bottles and other form factors. The 710 Shark is based on a pneumatic system and has a heating mechanism that allows the oil to be injected and processed. It can fill 100 traditional cartridges in less than 30 seconds, saving our customers the valuable time and labor expense of hand filling cartridges - which is currently the industry norm. We estimate that, in most applications, the 710 Shark will have a 60x faster rate than hand filling. The 710 Shark is currently produced in China and the machine is now on its seventh version.

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In the second quarter of 2018 we introduced our 710 Captain capping machine. It is designed to affix caps to the cartridges filled by our 710 Shark filling machine and matches the production capacity of the 710 Shark at 100 cartridges in 30 seconds. It is pneumatically operated. The 710 Captain is currently produced in Irvine, California, by a contract manufacturer.

A much smaller portion of our business consists of our sales of non-proprietary vaporizer cartridges with core materials ranging from plastic to glass and heating technology from cotton wicks to ceramic and wickless materials. We also offer a selection of batteries to match the cartridges. Batteries range from button-less standard heating to push-button adjustable heating settings. Most of the vaporizer cartridge and battery units can be customized to our customers’ specifications, including adjusting colors, materials, and adding logos and images per the customer’s request. We deliver the vaporizer products unassembled and deliver the hardware directly to customers where the product is then filled and assembled at customer’s place of business by their personnel. We maintain relationships with packaging manufacturers who offer sophisticated labeling and customization capabilities, allow us to add value to our customers’ packaging design processes.

We generated revenues from sales of our products of approximately $750,535 for the year ended December 31, 2016, and $1,569,456 million for the year ended December 31, 2017, and $3,352,227 for the six months ended June 30, 2018, and $850,857 for the six months ended June 30, 2017.

Market Overview

We compete at the convergence of two larger, fast-growing industries; e-cigarettes and cannabis. In cannabis, the number of states that have passed either a medical or adult cannabis recreational use initiatives is up to 30, plus Washington D.C. As legalization expands, the cannabis e-cigarette industry has also continued to grow.

For example, Colorado has continued to set new sales growth-related records, generating just under $1.5B in gross sales in FY 2017; up from the $1.3B recorded in FY 2016. It is noteworthy that these record sales occurred in a marketplace where the overall wholesale price market has experienced a significant drop off since the initiation of adult sales in early 2014. Wholesale flower has dropped from a high in early 2014 of $4,000+ a pound to approximately $1,200 a pound according to year end information provided by New Leaf Data Services.

E-cigarettes are also a high-growth business. According to an October 2017 report from Accuray Research, the larger global e-cigarette and vaporizer market is poised to grow at a compounded annual rate of around 20.8% over the next decade to reach approximately $61.4 billion by 2025.

Government Regulations

The manufacture and sale of our products is not subject to significant governmental regulation beyond that with is generally applicable to all businesses. However, as is discussed in “Risk Factors” below, our customers are generally involved in the manufacture and sale of Cannabis, which is a Schedule-I controlled substance and is illegal under federal law. At present, however, 30 states and the District of Columbia allow their citizens to use medical or adult recreational cannabis. The laws of these states are in conflict with the Federal Controlled Substances Act, which makes cannabis use and possession illegal on a national level. If the federal government decides to enforce the Controlled Substances Act with respect to cannabis, persons that are charged with distributing, possessing with intent to distribute, or growing cannabis could be subject to fines and imprisonment, the maximum being life imprisonment and a $50 million fine. Any such change in the federal government’s enforcement of current federal laws will cause significant financial damage to us.

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Laws and regulations affecting the cannabis industry are constantly changing, which could detrimentally affect our operations. Local, state and federal cannabis laws and regulations are broad in scope and subject to evolving interpretations, which could require us to incur substantial costs associated with compliance or alter our business plan. In addition, violations of these laws, or allegations of such violations, could disrupt our business and result in a material adverse effect on our operations. It is also possible that regulations may be enacted in the future that will be directly applicable to our business. These ever-changing regulations could even affect federal tax policies that may make it difficult to claim tax deductions on our returns. We cannot predict the nature of any future laws, regulations, interpretations or applications, nor can we determine what effect additional governmental regulations or administrative policies and procedures, when and if promulgated, could have on our business.

Our Strategy

Our goal is to become a leading technology company in that segment of the vaporizer filling, capping and systems business that focuses on serving the cannabis, hemp and CBD industries. We are focused on developing and commercializing products utilizing our proprietary filling, capping and vaporizer systems.

Our immediate term goals are:

•	Increase awareness, efficiency and demand for the 710 Shark and the 710 Captain machines. We intend to continue to develop increasing efficient and fast iterations of our Shark filling machine and our Captain capping machine.

•	Create new products. We plan to create more proprietary vaporization cartridges that we can sell to our customers as a closed proprietary system.

•	Increase our domestic and international presence. As more states and countries approve legalized cannabis use, we plan on hiring additional sales personnel where appropriate to take advantage of new markets. We also plan to continue to grow our distributor and affiliate networks to meet expected additional demand for our products.

Our Products

We have three principal product lines consisting of the 710 Shark cartridge filling machine, the 710 Captain cartridge capping machine, and our proprietary cartridges. A much smaller portion of our business consists of our sales of non-proprietary vaporizer cartridges and battery units.

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The 710 Shark Filling Machine

We are presently selling version 7.0 of the 710 Shark Automated Cartridge & Disposable Filling Machine. The 710 Shark fills a wide range of different cartridges including stainless steel/glass and ceramic/plastic, as well as disposables; all of which we provide at an additional cost. The dual heat injection system makes it easy to fill even the thickest of oils into cartridges/disposables.

Details:

•	Up to 300 Cartridge or Disposable Fills in less than 60 seconds.
•	Average is 30 Seconds for 100 Cartridges of thick oil
•	4-in-1 Filling: Plastic, Ceramic, and Stainless Cartridges or Disposables
•	Dual Heated Injection System for the thickest of oils - temps up to 125C
•	Size: 52”H x 24”W x 14.5”D
•	Fill Range: 0.1ml (100 mg) - 3ml (3 g) per cartridge (x100)
•	Weight: 115 lbs

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710 Captain Capping Machine

The 710 Captain Vape Cartridge Capping Machine is our first version of a capping machine. We started selling this product in the second quarter of 2018.

Details:

•	Caps 100 of cartridges in less than 30 seconds
•	No calibration required, plug & play
•	Built in air compressor; pneumatically operated
•	2-step press process to properly align and lock mouthpieces in place
•	76”H X 26”D x 24.25”W
•	UL Listed
•	Weight: 275lbs

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Vaporizers-Cartridges and Disposables

In addition to our proprietary cartridges, we also offer non-proprietary delivery devices for dry herbs, oils, and waxes.

Products:

•	Dry Herb+ v2.0
•	PREM31R Vape
•	V2.0 Wax Disposables
•	710 Lite 2.0 Oil Disposables
•	Stainless Steel Vape Cartridges

Sales and Marketing

We have two distinct distribution platforms for our products, traditional direct sales and online sales. The majority of our sales are direct B2B sales of our principal products, namely the 710 Shark, the 710 Captain and our proprietary cartridges in North America. We generate these sales through our employed sales force, outside independent sales representatives, and our referral network of related equipment manufacturers and resellers. Our primary customers for our principal products are medical and recreational dispensaries, large and small-scale processors and growers, and distributors. We utilize our convectium.com website to support these sales channels and products.

Separately, and at a much smaller scale, we sell non-proprietary cartridge and battery units both B2B and B2C using our BlackoutX.com website with limited support from our inside sales staff. While we have sold these collateral products into 52 different countries, most sales are into North America. We do not intend to devote substantial resources to expand this business over the next twelve months.

Our employed sales force consists of seven direct sales representatives and three inside sales representatives. The inside sales representatives are prospecting for leads and pass along larger leads to the outside representatives. We anticipate continued expansion of our sales team throughout North America as the demand for our products continues to expand.

Our marketing efforts include attending industry trade shows. In 2017, we participated in nine such trade shows which we believe helped generate a significant amount of business and marketing opportunities. To date in 2018 we have attended nine trade shows and anticipate participating in an additional five trade shows before year end. We typically have a 10’ x 20’ booth with demo machines and various pens and cartridges that we sell.

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We also advertise in industry magazines and at other regional events where both B2B and B2C opportunities exist. We plan to expand our marketing efforts to new jurisdictions as they pass medical and recreational cannabis use laws. We also believe we have a large opportunity in the Canadian marketplace which plans to be recreationally legal for oils sometime in 2019.

We also have entered into referral and reseller agreements to expand our market footprint across North America. Our partners include extraction companies, wholesalers, distributors and individuals with significant industry contacts. We intend to expand the number of referral and reseller partners. These agreements typically provide a commission or referral fee to the source upon a completed sale.

Competition

The automated cartridge filling and packaging industry in the cannabis, hemp and CBD marketplace is relatively nascent. We believe that we are the largest manufacturer of cannabis focused filling machines, with an approximately 50% market share by units sold. Most cartridge filling operations are still done by hand at present, with a throughput rate of approximately 75 per hour. Hand-filling remains our largest competitor.

The competition in the cannabis specific filling machine market consists of a few players that are focused on regional markets and small growers. Our most direct competitors include Thompson-Duke, Transpring, and Cooljarz. Thompson-Duke is based in Oregon. Its system will fill approximately 16-20 cartridges per minute. Transpring is based in China. Its system will fill approximately 30 cartridges per minute. Cooljarz is based in California. Its system will fill approximately 12 cartridges per minute.

Additionally, there are a few manufacturers that manufacture and distribute directly from China, none of which appear to have gained significant market share.

Our most substantial competitive threat would be from the large tobacco e-cigarette manufacturers and the large medical equipment manufacturers, should either decide to enter the automated cartridge filling and packaging industry for cannabis, hemp and CBD. Many of these companies possess substantially greater manufacturing, sales, marketing, research and development, and financial resources. To date, however, none have entered the market. Nor are we aware of any with immediate plans to do so. We believe that failure is due to the fact that federal and state laws are in the process of changing significantly. Were any large tobacco e-cigarette manufacturer or medical equipment manufacturer to enter the market, our business and prospects would be adversely affected.

Manufacturing

We currently manufacture our 710 Shark filling machine and proprietary cartridges in Shenzen, China, using a contract manufacturer. We currently manufacture our 710 Captain capping machine in Irvine, California, using a different contract manufacturer. We also utilize approximately 800 square feet of our headquarters facility in Rancho Santa Margarita, California, for distribution, service and inventory of our 710 Shark and 710 Captain machines, cartridges, and accessories from this facility.

We utilize two different packaging partners to help custom design and offer packaging solutions to our customers. Our partners have manufacturing facilities in Southern California and Texas.

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Material Agreements

Our only material agreements at present are with our landlord and with our executive employees.

Rancho Santa Margarita Lease

On April 30, 2017 we entered into a lease with Pacific Margarita LLC for premises consisting of approximately 2,000 square feet located at 30191 Avenida de las Banderas, Ste. B in Rancho Santa Margarita, California. The lease commenced on April 1st, 2017 and is for a term of 37 calendar months. We received the first month at no cost and the lease expense was $3,082 for months 2-12 and increases according to the following schedule: $3,617 for months 13-25, then $3,761 for months 26-37. We have an option to extend for an additional two (2) years under the same terms and conditions as the original lease, but subject to an adjustment of the rental rate to the then fair market value.

Our employment agreements with Mark Adams and Daniel Davis are discussed below, under Executive Compensation.

Intellectual Property

We currently have one Certificate of Design Patent from the Peoples Republic of China for the 710 Shark filling machine, number ZL201630571863.4 issued May 31, 2017. We have not filed for any other patents but continue to examine whether, and where, it may be advantageous for us to do so. We intend to seek US patents for certain aspects of our 710 Shark and our 710 Captain machines as well as certain of our proprietary cartridges.

In addition, we also rely upon trade secrets, know-how, trademarks, copyright protection, and continuing technological opportunities to develop and maintain our competitive position. We have periodically monitored and continue to monitor the activities of our competitors and other third parties with respect to their use of intellectual property. We require our employees, consultants, and third-party collaborators to execute confidentiality and invention assignment agreements upon commencing employment or consulting relationships with us.

Research and Development

Our research and development group consists of our founder and three employed engineers. These individuals also work with our manufacturers to design new products. We are currently in the process of developing a updated 710 Shark filling machine, an updated 710 Captain capping machine and new proprietary vaporizers and cartridges.

Employees

Presently, we have 18 full-time employees. Eleven employees are engaged in marketing, sales and business development, three employees, plus our founder, are engaged in research and development and engineering, two are engaged in project management and manufacturing, one is engaged in shipping and logistics management, and three employees are engaged in general management and administration. We have no collective bargaining agreements with our employees, and we have not experienced any work stoppages. We consider our relations with our employees to be good.

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Facilities

On April 30, 2017 we entered into a lease with Pacific Margarita LLC for premises consisting of approximately 2,000 square feet located at 30191 Avenida de las Banderas, Ste. B in Rancho Santa Margarita, California. The lease commenced on April 1st, 2017 and is for a term of 37 calendar months. We received the first month at no cost and the lease expense was $3,082 for months 2-12 and increases according to the following schedule: $3,617 for months 13-25, then $3,761 for months 26-37. We have an option to extend for an additional two (2) years under the same terms and conditions as the original lease, but subject to an adjustment of the rental rate to the then fair market value.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Investors should carefully consider the risks described below and all of the other information set forth in this Report, including our consolidated financial statements and the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” before deciding to invest in our common stock. If any of the events or developments described below occur, our business, financial condition, or results of operations could be negatively affected. In that case, the market price of our common stock could decline, and investors could lose all or part of their investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our operations.

Risks Related to Our Business and Strategy

We may need additional capital in the future, which could dilute the ownership of current shareholders or we may be unable to secure additional funding in the future or to obtain such funding on favorable terms.

Historically, we have raised equity capital, including debt convertible into equity capital, to support and expand our operations. To the extent that we raise additional equity capital, existing shareholders will experience a dilution in the voting power and ownership of their common stock, and earnings per share, if any, would be negatively impacted. Our inability to use our equity securities to finance our operations could materially limit our growth. Any borrowings made to finance operations could make us more vulnerable to a downturn in our operating results, a downturn in economic conditions, or increases in interest rates on borrowings that are subject to interest rate fluctuations. The amount and timing of such additional financing needs will vary principally depending on the timing of new product launches, investments and/or acquisitions, and the amount of cash flow from our operations. If our resources are insufficient to satisfy our cash requirements, we may seek to issue additional equity or debt securities or obtain a credit facility. If our cash flow from operations is insufficient to meet any debt service requirements, we could be required to sell additional equity securities, refinance our obligations, or dispose of assets in order to meet debt service requirements. There can be no assurance that any financing will be available to us when needed or will be available on terms acceptable to us. Our failure to obtain sufficient financing on favorable terms and conditions could have a material adverse effect on our growth prospects and our business, financial condition and results of operations.

Even if we obtain more customers, there is no assurance that we will make a profit.

We have not earned a profit since inception. Even if we obtain more customers or increase sales to our existing customers, there is no guarantee that we will be able to generate a profit. Because we are a small company and have limited capital, we must limit our products and services. Because we will be limiting our marketing activities, we may not be able to attract enough customers to buy our products to operate profitably. Further, we are subject to raw material pricing which can erode the profitability of our products and put additional negative pressure on profitability. If we cannot operate profitably, we may have to suspend or cease operations.

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U.S. Federal and foreign regulation and enforcement may adversely affect the implementation of cannabis laws and regulations and may negatively impact our revenue or we may be found to be violating the Controlled Substances Act or other U.S. federal, state, or foreign laws.

Cannabis is a Schedule-I controlled substance and is illegal under federal law. Even in those states where the use of cannabis has been legalized, its use remains a violation of federal law. A Schedule I controlled substance is defined as a substance that has no currently accepted medical use in the United States, a lack of safety for use under medical supervision and a high potential for abuse. The Department of Justice defines Schedule 1 controlled substances as “the most dangerous drugs of all the drug schedules with potentially severe psychological or physical dependence.”

At present, 30 states and the District of Columbia allow their citizens to use medical cannabis. Additionally, 9 states have approved legalization of cannabis for adult recreational use. The laws of these states are in conflict with the Federal Controlled Substances Act, which makes cannabis use and possession illegal on a national level. If the federal government decides to enforce the Controlled Substances Act with respect to cannabis, persons that are charged with distributing, possessing with intent to distribute, or growing cannabis could be subject to fines and imprisonment, the maximum being life imprisonment and a $50 million fine. Any such change in the federal government’s enforcement of current federal laws will cause significant financial damage to us.

Previously, the Obama administration, memorialized in what has come to be commonly known as the Cole Memorandum, took the position that it was not an efficient use of resources to direct federal law enforcement agencies to prosecute those lawfully abiding by state-designated laws allowing the use and distribution of medical cannabis. The Trump administration has revised this policy. Specifically, Attorney General Jeff Sessions has rescinded the Cole Memorandum guidance in favor of deferral of any enforcement of federal regulation to the individual states’ US Attorney.

Even under the prior Cole Memorandum guidance, the Department of Justice stated that it would continue to enforce the Controlled Substance Act with respect to cannabis to prevent:

•	the distribution of cannabis to minors;
•	criminal enterprises, gangs and cartels receiving revenue from the sale of cannabis;
•	the diversion of cannabis from states where it is legal under state law to other states;
•	state-authorized cannabis activity from being used as a cover or pretext for the trafficking of other illegal drugs or other illegal activity;
•	violence and the use of firearms in the cultivation and distribution of cannabis;
•	driving while impaired and the exacerbation of other adverse public health consequences associated with cannabis use;
•	the growing of cannabis on public lands; and
•	cannabis possession or use on federal property.

Despite the rescission of the Cole Memorandum, certain other protections for state-legal cannabis businesses remain in place via budgetary an element embedment which limits funding of any enforcement of anti-cannabis legislation. However, being an amendment to an appropriations bill, those protections must be renewed annually. The currently enacted Commerce, Justice, Science, and Related Agencies Act, which includes the protective embedment (the Rohrabacher-Farr Amendment), is effective by passage of a short-term continuing resolution only through December 8, 2017, and Attorney General Jeff Sessions has urged members of Congress to not renew the amendment.

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Since the use of cannabis is illegal under federal law, federally chartered banks will not accept for deposit funds from businesses involved with cannabis. Consequently, businesses involved in the cannabis industry often have trouble finding a bank willing to accept their business. The inability to open bank accounts may make it difficult for our customers to operate. There does appears to be recent movement to allow state-chartered banks and credit unions to provide banking to the industry, but as of the date of this report there are only nominal entities that have been formed that offer these services. Further, in a February 6, 2018, Forbes article, United States Secretary of the Treasury, Steven Mnuchin, is reported to have testified that his department is "reviewing the existing guidance." But he clarified that he doesn't want to rescind it without having an alternate policy in place to address public safety concerns.

Any change in the federal government’s enforcement of current federal laws could cause significant financial damage to us and our shareholders.

Laws and regulations affecting the cannabis industry are constantly changing, which could detrimentally affect our operations. Local, state and federal cannabis laws and regulations are broad in scope and subject to evolving interpretations, which could require us to incur substantial costs associated with compliance or alter our business plan. In addition, violations of these laws, or allegations of such violations, could disrupt our business and result in a material adverse effect on our operations. It is also possible that regulations may be enacted in the future that will be directly applicable to our business. These ever-changing regulations could even affect federal tax policies that may make it difficult to claim tax deductions on our returns. We cannot predict the nature of any future laws, regulations, interpretations or applications, nor can we determine what effect additional governmental regulations or administrative policies and procedures, when and if promulgated, could have on our business.

We and our customers may have difficulty accessing the service of banks, which may make it difficult to sell our products and services.

Financial transactions involving proceeds generated by cannabis-related conduct can form the basis for prosecution under the federal money laundering statutes, unlicensed money transmitter statute and the U.S. Bank Secrecy Act. Despite guidance from the U.S. Department of the Treasury suggesting it may be possible for financial institutions to provide services to cannabis-related businesses consistent with their obligations under the Bank Secrecy Act, banks remain hesitant to offer banking services to cannabis-related businesses. Consequently, those businesses involved in the cannabis industry continue to encounter difficulty establishing banking relationships. Our inability to maintain our current bank accounts would make it difficult for us to operate our business, increase our operating costs, and pose additional operational, logistical and security challenges and could result in our inability to implement our business plan. Similarly, many of our customers are directly involved in cannabis sales and further restriction to their ability to access banking services may make it difficult for them to purchase our products, which could have a material adverse effect on our business, financial condition and results of operations.

We are subject to certain federal regulations relating to cash reporting.

The Bank Secrecy Act, enforced by FinCEN, requires us to report currency transactions in excess of $10,000, including identification of the customer by name and social security number, to the IRS. This regulation also requires us to report certain suspicious activity, including any transaction that exceeds $5,000 that we know, suspect or have reason to believe involves funds from illegal activity or is designed to evade federal regulations or reporting requirements and to verify sources of funds. Substantial penalties can be imposed against us if we fail to comply with this regulation. If we fail to comply with these laws and regulations, the imposition of a substantial penalty could have a material adverse effect on our business, financial condition and results of operations.

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Our inability to effectively manage our growth could harm our business and materially and adversely affect our operating results and financial condition.

Our strategy envisions growing our business. We plan to expand our product, sales, administrative and marketing operations. Any growth in or expansion of our business is likely to continue to place a strain on our management and administrative resources, infrastructure and systems. As with other growing businesses, we expect that we will need to further refine and expand our business development capabilities, our systems and processes and our access to financing sources. We also will need to hire, train, supervise, and manage new employees. These processes are time consuming and expensive, will increase management responsibilities and will divert management attention. We cannot assure that we will be able to:

•	expand our products effectively or efficiently or in a timely manner;
•	allocate our human resources optimally;
•	meet our capital needs;
•	identify and hire qualified employees or retain valued employees; or
•	effectively incorporate the components of any business or product line that we may acquire in our effort to achieve growth.

Our inability or failure to manage our growth and expansion effectively could harm our business and materially and adversely affect our operating results and financial condition.

If we do not successfully generate additional products and services, or if such products and services are developed but not successfully commercialized, we could lose revenue opportunities.

Our future success depends, in part, on our ability to expand our product and service offerings. To that end we have engaged in the process of identifying new product opportunities to provide additional products and related services to our customers. The processes of identifying and commercializing new products is complex and uncertain, and if we fail to accurately predict our customers’ changing needs and emerging trends, our business could be harmed. We have already and may have to continue to commit significant resources to commercializing new products before knowing whether our investments will result in products the market will accept. Furthermore, we may not execute successfully on commercializing those products because of errors in product planning or timing, technical hurdles that we fail to overcome in a timely fashion, or a lack of appropriate resources. This could result in competitors providing those solutions before we do and a reduction in net sales and earnings.

The success of new products depends on several factors, including proper new product definition, timely completion, and introduction of these products, differentiation of new products from those of our competitors, and market acceptance of these products. There can be no assurance that we will successfully identify additional new product opportunities, develop and bring new products to market in a timely manner, or achieve market acceptance of our products or that products and technologies developed by others will not render our products or technologies obsolete or noncompetitive.

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Our future success depends on our ability to grow and expand our customer base. Our failure to achieve such growth or expansion could materially harm our business.

To date, our revenue growth has been derived from the sale of our products. Our success and the planned growth and expansion of our business depend on us achieving greater and broader acceptance of our products and expanding our customer base. There can be no assurance that customers will purchase our products or that we will continue to expand our customer base. If we are unable to effectively market or expand our product offerings, we will be unable to grow and expand our business or implement our business strategy. This could materially impair our ability to increase sales and revenue and materially and adversely affect our margins, which could harm our business.

Our suppliers could fail to fulfill our orders for parts used to assemble our products, which would disrupt our business, increase our costs, harm our reputation, and potentially cause us to lose our market.

We depend on third party suppliers in The People’s Republic of China for manufacture of our products, namely our 710 Shark machine and some of proprietary cartridges. Our suppliers could fail to produce products to our specifications or in a workmanlike manner and may not deliver the material or products on a timely basis. Our suppliers may also have to obtain inventories of the necessary parts and tools for production. Any change in our suppliers’ approach to resolving production issues could disrupt our ability to fulfill orders and could also disrupt our business due to delays in finding new suppliers, providing specifications and testing initial production. Such disruptions in our business and/or delays in fulfilling orders could harm our reputation and could potentially cause us to lose our market.

Our inability to effectively protect our intellectual property would adversely affect our ability to compete effectively, our revenue, our financial condition, and our results of operations.

At present we have only a single patent, issued by China, for our 710 Shark filling machine. We do not have any other US or foreign patents. We may be unable to obtain intellectual property rights to effectively protect our branding, products, and other intangible assets. Our ability to compete effectively may be affected by the nature and breadth of our intellectual property rights. While we intend to defend against any threats to our intellectual property rights, there can be no assurance that any such actions will adequately protect our interests. If we are unable to secure intellectual property rights to effectively protect our branding, products, and other intangible assets, our revenue and earnings, financial condition, or results of operations could be adversely affected.

We also rely on non-disclosure and non-competition agreements to protect portions of our intellectual property portfolio. There can be no assurance that these agreements will not be breached, that we will have adequate remedies for any breach, that third parties will not otherwise gain access to our trade secrets or proprietary knowledge, or that third parties will not independently develop competitive products with similar intellectual property.

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We will be required to attract and retain top quality talent to compete in the marketplace.

We believe our future growth and success will depend in part on our ability to attract and retain highly skilled managerial, product development, sales and marketing, and finance personnel. There can be no assurance of success in attracting and retaining such personnel. Shortages in qualified personnel could limit our ability to increase sales of existing products and launch new product offerings.

If we fail to retain key personnel and hire, train and retain qualified employees, we may not be able to compete effectively, which could result in reduced revenue or increased costs.

Our success is highly dependent on the continued services of key management and technical personnel. Our management and other employees may voluntarily terminate their employment at any time upon short notice. The loss of the services of any member of the senior management team, including our Chief Executive Officer, Mark Adams; the Chief Financial Officer, Mike Sakala; or any of the managerial or technical staff may significantly delay or prevent the achievement of product development, our growth strategies and other business objectives. Our future success will also depend on our ability to identify, recruit and retain additional qualified technical and managerial personnel. Competition for qualified personnel is often intense, particularly in the areas of general management, finance, engineering and science, and the process of hiring suitably qualified personnel is often lengthy and expensive, and may become more expensive in the future. If we are unable to hire and retain a sufficient number of qualified employees, our ability to conduct and expand our business could be seriously reduced.

If product liability lawsuits are successfully brought against us, we will incur substantial liabilities.

We face an inherent risk of product liability. For example, we may be sued if any product we sell allegedly causes injury or is found to be otherwise unsuitable during product testing, manufacturing, marketing or sale. Any such product liability claims may include allegations of defects in manufacturing, defects in design, a failure to warn of dangers inherent in the product, negligence, strict liability and a breach of warranties. Claims could also be asserted under state consumer protection acts. If we cannot successfully defend ourselves against product liability claims, we may incur substantial liabilities or be required to limit sales of our products. Even successful defense would require significant financial and management resources. Regardless of the merits or eventual outcome, liability claims may result in:

•	decreased demand for our products;
•	injury to our reputation;
•	costs to defend the related litigation;
•	a diversion of management's time and our resources;
•	substantial monetary awards to users of our products;
•	product recalls or withdrawals;
•	loss of revenue; and
•	a decline in our stock price.

In addition, while we continue to take what we believe are appropriate precautions, we may be unable to avoid significant liability if any product liability lawsuit is brought against us.

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Risks Related to Ownership of our Capital Stock

The trading market for our common stock is limited.

We will be quoted on the OTC Markets Group’s pink trading platform under the trading symbol “CGND”. The OTC Markets Group is regarded as a junior trading venue. This may result in limited shareholder interest and hence lower prices for our common stock than might otherwise be obtained.

There is not any significant trading activity in our Common Stock or a market for shares of our Common Stock, and an active trading market for our shares may never develop or be sustained. As a result, investors in our Common Stock must bear the economic risk of holding those shares for an indefinite period of time. We do not now, and may not in the future, meet the initial listing standards of any national securities exchange, and our Common Stock may be quoted on the OTC pink system for the foreseeable future. In these marketplaces, our stockholders may find it difficult to obtain accurate quotations as to the market value of their shares of our Common Stock and may find few buyers to purchase their stock and few market makers to support its price. As a result of these and other factors, investors may be unable to resell shares of our Common Stock at or above the price for which they purchased them, at or near quoted bid prices, or at all. Further, an inactive market may also impair our ability to raise capital by selling additional equity in the future and may impair our ability to enter into strategic partnerships or acquire companies or products by using shares of our Common Stock as consideration.

Our principal stockholders, executive officers and directors own a significant percentage of our common stock and will be able to exert a significant control over matters submitted to the stockholders for approval.

Our officers and directors, and stockholders who own more than 5% of our common stock beneficially own a significant percentage of our common stock. This significant concentration of share ownership may adversely affect the trading price for our common stock because investors often perceive disadvantages in owning stock in companies with controlling stockholders. These stockholders, if they acted together, could significantly influence all matters requiring approval by the stockholders, including the election of directors. The interests of these stockholders may not always coincide with the interests of other stockholders.

We do not intend to pay dividends on our common stock and, consequently, your ability to achieve a return on your investment will depend on appreciation in the price of our common stock.

We have never declared or paid any cash dividend on our common stock and do not currently intend to do so for the foreseeable future. We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. Therefore, the success of an investment in shares of our common stock will depend upon any future appreciation in their value. There is no guarantee that shares of our common stock will appreciate in value or even maintain the price at which our stockholders have purchased their shares.

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If we fail to establish or maintain effective internal control over financial reporting, we may be unable to accurately report our financial results or prevent fraud, and investor confidence and the market price of our common stock may, therefore, be adversely impacted.

Our reporting obligations as a public company place a significant strain on our management, operational and financial resources, and systems for the foreseeable future. Annually, we are required to prepare a management report on our internal control over financial reporting containing our management’s assessment of the effectiveness of our internal control over financial reporting. Management has presently concluded that our internal control over financial reporting is not effective and shall report such in management’s report in this Form 8-K. In the event that the Company’s status with the SEC changes to that of an accelerated filer from a smaller reporting company, our independent registered public accounting firm will be required to attest to and report on our management’s assessment of the effectiveness of our internal control over financial reporting. Under such circumstances, even if our management concludes that our internal control over financial reporting are effective, our independent registered public accounting firm may still decline to attest to our management’s assessment or may issue a report that is qualified if it is not satisfied with our controls or the level at which our controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from us.

The market price of our common stock may be volatile and may be affected by market conditions beyond our control. The market price of our common stock is subject to significant fluctuations in response to, among other factors:

•	variations in our operating results and market conditions specific to our business;

•	the emergence of new competitors or new technologies;

•	operating and market price performance of other companies that investors deem comparable;

•	changes in our Board or management;

•	sales or purchases of our common stock by insiders;

•	commencement of, or involvement in, litigation;

•	changes in governmental regulations, in particular with respect to the cannabis industry; and

•	general economic conditions and slow or negative growth of related markets.

In addition, if the market for stocks in our industry, or the stock market in general, experiences a loss of investor confidence, the market price of our common stock could decline for reasons unrelated to our business, financial condition, or results of operations. If any of the foregoing occurs, it could cause the price of our common stock to fall and may expose us to lawsuits that, even if unsuccessful, could be costly to defend and a distraction to our Board of Directors and management.

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The application of the “penny stock” rules could adversely affect the market price of our common shares and increase your transaction costs to sell those shares.

The SEC has adopted Rule 3a51-1, which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, Rule 15g-9 requires:

•	that a broker or dealer approve a person’s account for transactions in penny stocks, and

•	the broker or dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

•	In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

•	obtain financial information and investment experience objectives of the person, and

•	make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

•	The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:

•	sets forth the basis on which the broker or dealer made the suitability determination and

•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

We may have material liabilities that were not discovered before, and have not been discovered since, the closing of the Merger.

As a result of the Merger, our prior business plan and management was abandoned and replaced with the business and management team of Jacksam. Prior to the Merger, there were no relationships or other connections among the businesses or individuals associated with the two pre-Merger entities. As a result, we may have material liabilities based on activities before the Merger that have not been discovered or asserted. We could experience losses as a result of any such undisclosed liabilities that are discovered in the future, which could materially harm our business and financial condition. Although the agreement entered into in connection with the Merger contains customary representations and warranties from both pre-Merger entities concerning their respective assets, liabilities, financial condition and affairs, there may be limited or no recourse against the pre-Merger stockholders or principals in the event those representations prove to be untrue. As a result, our current and future stockholders will bear some, or all, of the risks relating to any such unknown or undisclosed liabilities.

We may be exposed to additional risks as a result of “going public” by means of a reverse acquisition transaction.

We may be exposed to additional risks because the prior business operations of Jacksam have become a public company through a “reverse acquisition” transaction. There has been increased focus by government agencies on transactions structured similarly to the Merger in recent years, and we may be subject to increased scrutiny by the SEC and other government agencies and holders of our securities as a result of the Merger.

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Further, as a result of our existence as a “shell company” under applicable rules of the SEC, prior to the closing of the Merger, we are subject to certain restrictions and limitations for certain specified periods of time relating to potential future issuances of our securities and compliance with applicable SEC rules and regulations. Additionally, our “going public” by means of a reverse acquisition transaction may make it more difficult for us to obtain coverage from securities analysts of major brokerage firms following the Merger because of the perceived risk to those brokerage firms of recommending the purchase of our Common Stock. Further, investment banks may be less likely to agree to underwrite secondary offerings on our behalf than they might if we became a public reporting company by means of an initial public offering, or IPO, because they may be less familiar with our company as a result of more limited coverage by analysts and the media, and because we became public at an early stage in our development. The failure to receive research coverage or support in the market for our shares will have an adverse effect on our ability to develop a liquid market for our Common Stock. The occurrence of any such event could cause our business or stock price to suffer.

Being a public company is expensive and administratively burdensome.

The costs of preparing and filing annual and quarterly reports, interim reports and other information with the SEC and furnishing audited reports to stockholders are much greater than those of a privately-held company, and compliance with these rules and regulations may require us to hire additional financial reporting, internal controls and other finance personnel, and will involve a material increase in regulatory, legal and accounting expenses and the attention of management. There can be no assurance that we will be able to comply with the applicable regulations in a timely manner, if at all. In addition, being a public company makes it more expensive for us to obtain director and officer liability insurance. In the future, we may be required to accept reduced coverage or incur substantially higher costs to obtain this coverage. These factors could also make it more difficult for us to attract and retain qualified executives and members of our board of directors.

We are a smaller reporting company, and we cannot be certain if the reduced disclosure requirements applicable to smaller reporting companies will make our Common Stock less attractive to investors.

We are currently a “smaller reporting company”, meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year. However, similar to “emerging growth companies” under the JOBS Act, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, only being required to provide two years of audited financial statements in annual reports and in a registration statement under the Exchange Act on Form 10. Decreased disclosures in our SEC filings due to our status as a “smaller reporting company” may make it harder for investors to analyze our results of operations and financial prospects.

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We do not have a class of our securities registered under Section 12 of the Exchange Act. Until we do, or we become subject to Section 15(d) of the Exchange Act, we will be a “voluntary filer.”

We are not currently required under Section 13 or Section 15(d) of the Exchange Act to file periodic reports with the SEC. We have in the past voluntarily elected to file some or all of these reports to ensure that sufficient information about us and our operations is publicly available to our stockholders and potential investors. Until we become subject to the reporting requirements under the Exchange Act, we are a “voluntary filer” and we are currently considered a non-reporting issuer under the Exchange Act. We will not be required to file reports under Section 13(a) or 15(d) of the Exchange Act until the earlier to occur of: (i) our registration of a class of securities under Section 12 of the Exchange Act, which would be required if we list a class of securities on a national securities exchange or if we meet the size requirements set forth in Section 12(g) of the Exchange Act, or which we may voluntarily elect to undertake at an earlier date; or (ii) the effectiveness of a registration statement under the Securities Act relating to our Common Stock. Until we become subject to the reporting requirements under either Section 13(a) or 15(d) of the Exchange Act, we are not subject to the SEC’s proxy rules, and large holders of our capital stock will not be subject to beneficial ownership reporting requirements under Sections 13 or 16 of the Exchange Act and their related rules. As a result, our stockholders and potential investors may not have available to them as much or as robust information as they may have if and when we become subject to those requirements. In addition, if we do not register under Section 12 of the Exchange Act, and remain a “voluntary filer”, we could cease filing annual, quarterly or current reports under the Exchange Act.

Shares of our Common Stock that have not been registered under federal securities laws are subject to resale restrictions imposed by Rule 144, including those set forth in Rule 144(i) which apply to a former “shell company.”

Prior to the closing of the Merger, we were deemed a “shell company” under applicable SEC rules and regulations because we had no or nominal operations and either no or nominal assets, assets consisting solely of cash and cash equivalents, or assets consisting of any amount of cash and cash equivalents and nominal other assets. Pursuant to Rule 144 promulgated under the Securities Act, sales of the securities of a former shell company, such as us, under that rule are not permitted (i) until at least 12 months have elapsed from the date on which our Current Report on Form 8-K reflecting our status as a non-shell company, was filed with the SEC; (ii) unless at the time of a proposed sale, we are subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and have filed all reports and other materials required to be filed by Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months, other than Form 8-K reports; or (iii) until the effectiveness of a registration statement under the Securities Act relating to our Common Stock. We are currently a “voluntary filer,” and upon effectiveness of a registration statement, or upon our becoming subject to the reporting rules under the Exchange Act, we will not be subject to the reporting requirements under the Exchange Act. Therefore, unless we register such shares of Common Stock for sale under the Securities Act, most of our stockholders will be forced to hold their shares of our Common Stock for at least that 12-month period before they are eligible to sell those shares, and even after that month period, sales may not be made under Rule 144 unless we and the selling stockholders are in compliance with other requirements of Rule 144. Further, it will be more difficult for us to raise funding to support our operations through the sale of debt or equity securities unless we agree to register such securities under the Securities Act, which could cause us to expend significant time and cash resources. Additionally, our previous status as a shell company could also limit our use of our securities to pay for any acquisitions we may seek to pursue in the future (although none are currently planned). The lack of liquidity of our securities as a result of the inability to sell under Rule 144 for a longer period of time than a non- former shell company could cause the market price of our securities to decline.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following management’s discussion and analysis should be read in conjunction with the historical financial statements and the related notes thereto contained in this Report. The management’s discussion and analysis contains forward-looking statements, such as statements of our plans, objectives, expectations and intentions. Any statements that are not statements of historical fact are forward-looking statements. When used, the words “believe,” “plan,” “intend,” “anticipate,” “target,” “estimate,” “expect” and the like, and/or future tense or conditional constructions (“will,” “may,” “could,” “should,” etc.), or similar expressions, identify certain of these forward-looking statements. These forward-looking statements are subject to risks and uncertainties, including those under “Risk Factors” in this Report that could cause actual results or events to differ materially from those expressed or implied by the forward-looking statements. The Company’s actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of several factors. The Company does not undertake any obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this report.

On September 14, 2018, our wholly-owned subsidiary, Jacksam Acquisition Corp., a corporation formed in the State of Nevada on September 11, 2018, or the Acquisition Sub, merged with Jacksam Corporation, a corporation incorporated in August 2013 in the State of Delaware, referred to herein as Jacksam. Pursuant to this transaction, or the Merger, Acquisition Sub was the surviving corporation and became our wholly-owned subsidiary. All of the outstanding capital stock of Jacksam was converted into shares of our Common Stock, as described in more detail under Item 2.01, above.

Prior to the Merger, we were dormant company without any active operations. As a result of the Merger, we acquired the business of Jacksam and will continue the existing business operations of Jacksam as our wholly-owned subsidiary.

As the result of the Merger and the change in business and operations of the Company, a discussion of the past financial results of the Company is not pertinent, and under applicable accounting principles the historical financial results of Jacksam, the accounting acquirer, prior to the Merger are considered the historical financial results of the Company.

The following discussion highlights Jacksam’s results of operations and the principal factors that have affected our financial condition as well as our liquidity and capital resources for the periods described, and provides information that management believes is relevant for an assessment and understanding of the statements of financial condition and results of operations presented herein. The following discussion and analysis are based on Jacksam’s audited and unaudited financial statements contained in this Report, which we have prepared in accordance with United States generally accepted accounting principles. You should read the discussion and analysis together with such financial statements and the related notes thereto.

Basis of Presentation

The audited consolidated financial statements of Jacksam for the fiscal years ended December 31, 2017 and 2016, and the unaudited consolidated condensed financial statements of Jacksam for six months ended June 30, 2018 and 2017 contained herein include a summary of our significant accounting policies and should be read in conjunction with the discussion below. In the opinion of management, all material adjustments necessary to present fairly the results of operations for such unaudited interim periods have been included in these unaudited financial statements. All such adjustments are of a normal recurring nature.

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Components of Statements of Operations

Revenue

Product revenue consists of sales of consumer vaporizers and of the 710 Shark filling machine, 710 Shark Captain capping machine, Cove cartridges, accessories, warranty, service and freight charges, net of returns, discounts and allowances. Once a sales order is negotiated and received by a sales representative we generally collect a 30% deposit from the customer. When the product is ready to be shipped, the customer will generally pay the remaining balance. We recognize the revenue upon down payment.

For the 710 Shark filling machine and 710 Captain capping machine, training is coordinated with the customers in accordance with their availability but generally completed within a week or two of the shipment. Standard warranties are offered at no cost to customers to cover parts (3 years), labor and maintenance for one year for product defects.

Cost of Revenue

Product cost of revenue primarily consists of the cost of materials, labor and overhead associated with the manufacture both our vaporizers and both 710 Shark filling machine and 710 Captain capping machine.

We expect our cost of revenue per unit to decrease as we continue to scale our operations, improve product designs and work with our third-party suppliers to lower costs.

Operating Expenses

Sales and Marketing. Sales and marketing expenses consist primarily of compensation and related costs for personnel, employee benefits and travel associated with our direct sales force, project managers and sales management. Sales and marketing expenses also include costs associated with our support of business development efforts with distributors and partners and costs related to trade shows and marketing program. We expense sales and marketing costs as incurred. We expect sales and marketing expenses to increase in future periods as we expand our sales force and our marketing organization and increase our participation in global trade shows and marketing programs, including consumer marketing.

General and Administrative. Our general and administrative expenses consist primarily of compensation and related costs for personnel, employee benefits and travel. In addition, general and administrative expenses include, third- party consulting, legal, audit, accounting services, and allocations of overhead costs, such as rent, facilities and information technology. We expect general and administrative expenses to increase in absolute dollars following the consummation of the Merger due to additional legal, accounting, insurance, investor relations and other costs associated with being a public company, as well as other costs associated with growing our business.

Interest Income

Interest income consists primarily of interest income received on our cash and cash equivalents.

Interest Expense

Interest expense consists primarily of interest from Kabbage loans and notes due to debtholders.

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Results of Operations

The following set forth our results of operations for the periods presented:

Revenue

Six Months Ended June 30, 2018 and June 30, 2017

Total revenue during the six months ended June 30, 2018 increased to $3,352,227 compared to the six months period ended June 30, 2017 which produced sales of $850,857. Sales of growth of $2,501,370 or 391% was primarily driven by the increased sales of the Shark 710 filling machines, 710 capping machines and sales of proprietary cartridges.

Total cost of revenue increased $1,723,969 during the six months ended June 30, 2018 compared to the six months ended June 30, 2017 which had costs of revenues of $388,469. The decrease in gross margin percentage from 54% to 36% for the six months ended June 30, 2018 was primarily attributable to the increase in sales of lower margin cartridge products.

Operating Expenses

Sales, Marketing and General and Administrative. Sales, Marketing and General and Administrative during the six months ended June 30, 2018 increased to $1,588,165 compared to the six months ended June 30, 2017 which produced $521,585 in expenses. The $1,066,580 increase was primarily attributed to increased employee count and hiring an outsourced marketing agency.

Interest Expense

Interest expense during the six months ended June 30, 2018 increased $18,621 due to new debt assumed.

Years ended December 31, 2017 and December 31, 2016

Total revenue during the twelve months ended December 31, 2017 were $1,569,456 compared to $750,535 for the twelve months ended December 31, 2016. Sales of growth of $818,921 or 109% was primarily driven by the increased sales of the Shark 710 filling machines. Sales increases primarily occurred in California and Nevada.

Cost of Revenue/Gross Margin

Total cost of revenue was $1,248,919 during the twelve months ended December 31, 2017 compared to $539,200 for the twelve months ended December 31, 2016. The decrease in gross margin percentage from 23% to 20% for was primarily attributable to the mix of product sales and discounts given to customers buying multiple Shark 710 Filling systems.

We currently expect that cost of revenue on current orders will show improvements from historic costs due to increased pricing, cost improvements from R&D, and increasing our production efficiencies.

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Operating Expenses

Sales, Marketing and General and Administrative. Sales and marketing and General and Administrative were $1,025,982 during the twelve months ended December 31, 2017 compared to $607,180 for the twelve months ended December 31, 2016. The increase of $418,802 was primarily attributed to increased employee count and costs associated with the company’s new facility.

Interest Expense

Interest expense during the twelve months ended December 31, 2017 was $74,982 compared to $91,248 for the twelve months ended December 31, 2016. The decrease of $16,266 was due to lower interest rates from alternative lending sources.

Liquidity and Capital Resources

Since Jacksam’s inception in 2013 as a Delaware corporation, we have incurred net losses and negative cash flows from operations. During the six months ended June 30, 2017 and June 30, 2018, we had net losses of $108,438 and $415,238, respectively. At June 30, 2018, we had an accumulated deficit of $2,994,862.

At June 30, 2018, we had cash and cash equivalents of $1,620,776. To date, we have financed our operations principally through borrowing on credit facilities, debt of $594,000, issuance of equity of $457,500, issuances of Convertible Debt of $3,813,500 and receipts of customer deposits for new orders and payments from customers for Shark 710 machines, 710 Captain capping machines and cartridges.

The only capital commitment that Jacksam has currently is the lease at 30191 Avenida de las Banderas in Rancho Santa Margarita, California for $51,600 annually through April of 2020.

We anticipate that we will not need any additional financing to continue as an ongoing entity over the next 12 months. Our future capital requirements and the adequacy of available funds will depend on many factors, including those set forth in the section titled “Risk Factors.”

Operating Activities

We have historically experienced negative cash outflows as we developed and sold our 710 Shark Filling machines, 710 Captain Capping machines, and cartridges, pens and accessories. Our net cash used in operating activities primarily results from our operating losses combined with changes in working capital components as we have grown our business and is influenced by the timing of cash payments for inventory purchases and cash receipts from our customers. Our primary source of cash flow from operating activities is cash down payments and final payments for our machines. Our primary uses of cash from operating activities are employee-related expenditures and amounts due to vendors for purchased components. Our cash flows from operating activities will continue to be affected principally by our working capital requirements and the extent to which we build up our inventory balances and increase spending on personnel and other operating activities as our business grows.

During the twelve months ended December 31, 2017, operating activities used $578,515 in cash, an increase of $157,557 from cash used in the twelve months ended December 31, 2016 of $420,958.

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Investing Activities

Cash used in investing activities was less than $(6,423) and $1,082 for the both the twelve months ended December 31, 2017 and 2016 respectively.

Financing Activities

During the twelve months ended December 31, 2017, $1,731,312 of cash provided by financing activities was from the issuance of convertible debt and the issuance of equity from Company’s investors. The Company also made $102,189 of payments to pay down notes payable and $110,000 million payment to repurchase common stock.

During the twelve months ended December 31, 2016, $798,451 of cash provided by financing activities was from the issuance of convertible debt and notes payable. The company also made $383,967 in payments to pay down notes payable and convertible debt.

Off-Balance Sheet Arrangements

During the six months ended June 30, 2018 and 2017 and years ended December 31, 2017 and 2016, we did not have any off-balance sheet arrangements as defined by applicable SEC regulations.

Critical Accounting Policies and Estimates.

Critical accounting policies and estimates can be found in Note 2 of Jacksam’s financial statements, attached hereto as an Exhibit and incorporated by this reference.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. In accordance with Securities and Exchange Commission rules, shares of our Common Stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the applicable table below are deemed beneficially owned by the holders of such options and warrants and are deemed outstanding for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage of ownership of any other person.

The percentage of shares beneficially owned is computed on the basis of 48,272,311 shares of Common Stock outstanding, immediately after giving effect to the Merger. The following table sets forth information with respect to the beneficial ownership of our Common Stock as of September 14, 2018 (the “Determination Date”), by (i) each stockholder known by us to be the beneficial owner of more than 5% of our Common Stock (our only classes of voting securities), (ii) each of our directors and executive officers, and (iii) all of our directors and executive officers as a group. To the best of our knowledge, except as otherwise indicated, each of the persons named in the table has sole voting and investment power with respect to the shares of our Common Stock beneficially owned by such person, except to the extent such power may be shared with a spouse. To our knowledge, none of the shares listed below are held under a voting trust or similar agreement, except as noted. Other than the Merger, to our knowledge, there is no arrangement, including any pledge by any person of our securities or any of our parents, the operation of which may at a subsequent date result in a change in control of the Company.

Unless otherwise indicated in the following table, the address for each person named in the table is c/o Jacksam Corporation, 30191 Avenida de Las Banderas, Rancho Santa Margarita Ste. B, California 92688.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Beneficial Ownership
5% and Greater Stockholders
Jeff Brady 8304 Talbot Lane Austin, TX 78746	4,277,807	8.9%

Singlepoint Inc. 2999 North 44th St Phoenix, AZ 85018	4,175,419	8.6%

Named Executive Officers and Directors
Daniel Davis, Founder and Director	25,870,421	53.6%
Mark Adams, CEO and Director	7,656,636	15.9%
Michael Sakala, CFO	0	-
Theodore Winston, Director	0	-
Scott Wessler, Director	506,539	1.0%
All current directors and executive officers as a group (5 persons)	34,033,596	70.5%

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DIRECTORS AND EXECUTIVE OFFICERS

Below are the names of and certain information regarding our executive officers and directors who were appointed effective as of the closing of the Merger:

Name	Age	Position
Daniel Davis	41	Founder and Director
Mark Adams	50	Chief Executive Officer
Michael Sakala	52	Chief Financial Officer
Scott Wessler	47	Director
Theodore Winston	49	Director

Mark Adams has served as our Chief Executive Officer and Board Member since December 2017. From 2013 to 2017 he served as Vice President of Business Development for eSentire, a software security firm in Boston, Massachusetts. From 2010 to 2013 he was a Partner at Torrey Hills Capital in San Diego. From 2007-2009 he served as a portfolio manager at BAM, a hedge fund in NYC. From 2005 to 2008 he served as a portfolio manager at PT 72 in Boston, Massachusetts. From 2000-2004 he served as an analyst at Essex Investment Management in Boston, Massachusetts. From 1996 to 2000 he served as Vice President of Business Development for Dell/EMC. His career started as an analyst at JP Morgan Chase from 1990 to 1994. He holds a Bachelor of Science degree from Providence College and a M.B.A. from Harvard Business School.

Danny Davis has served as our Founder and Chairman of the Board since he started the company in October 2013. Prior to Convectium, Mr. Davis served as Director of Media & Entertainment from 2010-2013 for XO Communications as part of the Carl Icahn Group. From 2008-2010 he was Director of Business Development for Global Crossing. In 2006 he founded Profile, a consulting company focused on building new sales channels for tech companies. From 2001-2006 he served as Global Account Manager at Broadwing Communications, a data transport company. Mr Davis holds a Bachelor of Science in Biology and a Bachelor of Arts in Economics from University of California Riverside.

Michael Sakala has served as our Chief Financial Officer since May 2018. From 2017 to 2018 he served as an independent rep for Convectium and other hemp and cannabis based businesses. From 2012 to 2016 he served as a Senior Manager in Ernst and Young’s Global Financial Services Advisory practice. From 2008 to 2012 he was an independent consultant to Hedge Funds focusing on compliance and operations. From 2005 to 2008 he was a founding Partner, CFO and CCO, of Copper Rock Capital Partners, LLC. From 2002 to 2005 he was a Senior Vice President and Head of the Middle Office for State Street Research and Management. From 1997 to 1999 he was a financial consultant for Zolfo Cooper LLC. His career started in operations at Fidelity Investments from 1988 to 1994. He holds a Bachelor of Science degree from the University of Massachusetts and a Master of Science in Finance from Bentley College.

Scott Wessler invested in the early phases of our company and has served on our advisory board and as a member of our board of directors since 2017. In 2015, Mr. Wessler invested in the early phases of MJIC, a cannabis compliance and distribution company and is currently engaged as a consultant. In 2011, Mr. Wessler formed Canopi LLC, a family business focused primarily in property management, leasing and financial management of commercial real estate. From 2006 to present, he has served as Chief Operating Officer of Vimpex International Corporation, a family owned company specializing in sourcing, importing, sales and distribution of food products in the United States. From 2004 to 2005, Mr. Wessler served as Vice President of Product Development of an early stage search portal product, Local.com, designed to provide relevant search results for local businesses, products and services. From 1996 to 2004, Mr. Wessler worked for the Walt Disney Internet Group where he held leadership roles in the conception and execution of strategies for next-generation, revenue producing online initiatives. He holds a Bachelor of Arts degree in English from the University of California Irvine.

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Theodore Winston has served as our Director since 2017. From a young age to present, Mr. Winston helped grow a family business, Winston Flowers, the largest independent floral retailer. He currently shares the title of President and CEO and oversees business operations and marketing including the utilization of web-based technology to drive online services worldwide. Since 1999, Mr. Winston has overseen the Winston Flowers Donations Committee, and the charitable giving program raising over 2 million dollars for over 30 non-profit organizations. Mr. Winston holds his Bachelor of Science degree in Business Administration from the University of Massachusetts and sits on the board of several non-profit organizations in Boston, Massachusetts.

Board of Directors

Our board of directors currently consists of four members. There are no family relationships among any of our directors or executive officers.

Board Committees

Our board of directors has not established any committees at this time.

Code of Business Conduct and Ethics

We have not adopted a code of business conduct and ethics at this time.

Limitation on Liability and Indemnification Matters

Our articles of incorporation contain provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Nevada law.

Our articles of incorporation further provide that that we are obligated to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his, her or its actions in that capacity regardless of whether we would otherwise be permitted to indemnify him, her or it under Nevada law.

The limitation of liability and indemnification provisions in our articles of incorporation and may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. A stockholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. There is no pending litigation or proceeding naming any of our directors, officers or employees as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director, officer or employee.

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Director Compensation

From our inception to the date of this report, no compensation was earned or paid to any of our directors for their service on our board of directors. Certain of our directors, specifically Daniel Davis and Mark Adams, are also employees of Jacksam and have received compensation for their employment.

Director Compensation (last completed fiscal year)
Name	Fees Earned or paid in cash ($)	Stock Awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
	-	-	-	-	-	-	-
Mark Adams	-	-	-	-	-	-	-
Daniel Davis	-	-	-	-	-	-	-
Scott Wessler	-	-	-	-	-	-	-
Theodore Winston	-	-	-	-	-	-	-
Bryan Glass (former director)	-	-	-	-	-	-	-

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EXECUTIVE COMPENSATION

Summary Compensation Table

This discussion contains forward looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt may differ materially from currently planned programs as summarized in this discussion. As an “emerging growth company” as defined in the JOBS Act and a smaller reporting company we are not required to include a Compensation Discussion and Analysis section and have elected to comply with the scaled disclosure requirements applicable to emerging growth companies and smaller reporting companies.

The following table provides information regarding the total compensation for services rendered in all capacities that was earned by each individual who served as our principal executive officer at any time in 2016 or 2017, and our two other most highly compensated executive officers who were serving as executive officers as of December 31, 2017.

Summary Compensation Table (last two complete fiscal years)

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Nonequity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other Compensation ($)	Total ($)

Mark Adams	2016	-	-	-	-	-	-	-	-
(CEO since 4/2018)	2017	$11,846	-	$100,178	-	-	-	-	$112,024
Daniel Davis	2016	-	-	$25,000	-	-	-	-	$25,000
(prior CEO)	2017	$127,018	-	$9,820	-	-	-	-	$136,838
Michael Sakala	2016	-	-	-	-	-	-	-	-
(CFO)	2017	-	-	-	-	-	-	-	-
Bryan Glass	2016	-	-	-	-	-	-	-	-
(former CEO, CFO)	2017	-	-	-	-	-	-	-	-

Executive Officer Employment Agreements

Mark Adams

We entered into a five-year employment agreement on December 22, 2017, with Mr. Adams to serve as the Chief Operating Officer of Jacksam in exchange for a base salary of $120,000 per annum, which shall automatically increase at a rate of five percent per year, in addition to any increases that our board, in its discretion, may determine is appropriate. In addition, Mr. Adams is eligible for a performance bonus of up to thirty percent of his then-applicable annual salary, as determined by our board in its good faith discretion. Mr. Adams’ employment agreement also provides that Jacksam is to provide Mr. Adams with a grant of options to purchase up to 100,000 shares of Jacksam common stock at an undetermined exercise price, to vest over three years, upon Jacksam adopting an equity compensation plan. Jacksam has not adopted such a stock option plan and the options Jacksam is obligated to grant to Mr. Adams have not been granted and, as a result of the Merger, will not be granted. We are in the process of renegotiating this term with Mr. Adams. Mr. Adams is also entitled to health insurance and other benefits if and to the extent provided by Jacksam to other executives.

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If we terminate Mr. Adams for cause, or if he resigns for good reason (both as defined in Mr. Adams employment agreement), we owe Mr. Adams his salary and benefits for a period of twelve months following his termination. If he dies, we owe Mr. Adams’ estate six months salary.

Mr. Adams was promoted to our Chief Executive Officer on April 10, 2018, by our board, following the decision by Mr. Davis to step down from that office.

Daniel Davis

We entered into a five-year employment agreement on December 22, 2017, with Mr. Davis to serve as the Chief Executive Officer of Jacksam in exchange for a base salary of $180,000 per annum, which shall automatically increase at a rate of five percent per year, in addition to any increases that our board, in its discretion, may determine is appropriate. In addition, Mr. Davis is eligible for a performance bonus of up to thirty percent of his then-applicable annual salary, as determined by our board in its good faith discretion. Mr. Davis’ employment agreement also provides that Jacksam is to provide Mr. Davis with a grant of options to purchase up to 100,000 shares of Jacksam common stock at an undetermined exercise price, to vest over three years, upon Jacksam adopting an equity compensation plan. Jacksam has not adopted such a stock option plan and the options Jacksam is obligated to grant to Mr. Davis have not been granted and, as a result of the Merger, will not be granted. We are in the process of renegotiating this term with Mr. Davis. Mr. Davis is also entitled to health insurance and other benefits if and to the extent provided by Jacksam to other executives.

If we terminate Mr. Davis for cause, or if he resigns for good reason (both as defined in Mr. Davis employment agreement), we owe Mr. Davis his salary and benefits for a period of twelve months following his termination. If he dies, we owe Mr. Davis’ estate six months salary.

Mr. Davis stepped down as our Chief Executive Officer on April 10, 2018, but remains employed in charge of new product development on the same terms and conditions as are contained in his employment agreement.

Pension Benefits and Nonqualified Deferred Compensation

We do not provide a pension plan for our employees, and none of our named executive officers participated in a nonqualified deferred compensation plan in 2017.

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Outstanding Equity Awards at 2017 Year-End

The following table sets forth information regarding outstanding stock options and stock awards held by our named executive officers as of December 31, 2017. From inception and through the date of this report, we have not granted any stock options or stock awards to any of our executive officers.

Outstanding Equity Awards at Fiscal Year-End (most recent)
	Option Awards					Stock Awards
Name	Number of Securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares of units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)

Mark Adams (CEO since 4/2018)	-	-	-	-	-	-	-	-	-
Daniel Davis (prior CEO)	-	-	-	-	-	-	-	-	-
Michael Sakala (CFO)	-	-	-	-	-	-	-	-	-
Bryan Glass (former CEO, CFO)	-	-	-	-	-	-	-	-	-

Employee Benefit and Stock Plans

We have not adopted any employee equity compensation plans. We provide basic health insurance coverage to our full time employees. We have not adopted any retirement or deferred compensation plans for any of our employees.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The descriptions set forth above under the captions “The Merger and Related Transactions—Merger Agreement,” and “Executive Compensation—Employment Agreements” and “— Director Compensation” are incorporated herein by reference.

There have been no transactions since January 1, 2017 to which we have been a party, in which the amount involved exceeded or will exceed $50,000, and in which any of our directors, executive officers or holders of more than 5% of Jacksam’s pre-Merger capital stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest, other than compensation and other arrangements that are described in the section titled “Executive Compensation.”

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MARKET PRICE OF AND DIVIDENDS ON COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our Common Stock is quoted on the OTC Markets under the symbol “CNGD.”

There has been very limited trading of our Common Stock to date, and an active trading market may never develop.

As of the date of this Report, we have 48,272,311 shares of Common Stock outstanding held by 138 stockholders of record.

Dividend Policy

We have never paid any cash dividends on our capital stock and do not anticipate paying any cash dividends on our Common Stock in the foreseeable future. We intend to retain future earnings to fund ongoing operations and future capital requirements. Any future determination to pay cash dividends will be at the discretion of our board of directors and will be dependent upon financial condition, results of operations, capital requirements and such other factors as the board of directors deems relevant.

Shares Eligible for Future Sale

Prior to the Merger, there has been a limited public market for our Common Stock. Future sales of our Common Stock, including shares issued upon conversion or the exercise of outstanding convertible securities, in the public market after the Merger, or the perception that those sales may occur, could cause the prevailing price for our Common Stock to fall or impair our ability to raise equity capital in the future. As described below, only a limited number of shares of our Common Stock will be available for sale in the public market for a period of several months after consummation of the Merger due to contractual and legal restrictions on resale described below. Future sales of our Common Stock in the public market either before (to the extent permitted) or after restrictions lapse, or the perception that those sales may occur, could adversely affect the prevailing price of our Common Stock at such time and our ability to raise equity capital at a time and price we deem appropriate.

Upon the completion of the Merger, we had 48,272,311 shares of Common Stock outstanding, of which our directors and executive officers beneficially own an aggregate of 34,033,596 shares. Of those outstanding shares, 70,278 shares of our Common Stock are freely tradeable, without restriction, other than lock-up agreements as described below, as of the date of this Report. No shares issued in connection with the Merger and the Offering can be publicly sold under Rule 144 promulgated under the Securities Act until 12 months after the date of filing this Report.

Sale of Restricted Shares

Of the approximately 48,272,311 shares of Common Stock outstanding upon completion of the Merger, approximately 48,202,033 shares of Common Stock will be “restricted securities” as such term is defined in Rule 144. These restricted securities were issued and sold by us, or will be issued and sold by us, in private transactions and are eligible for public sale only if registered under the Securities Act or if they qualify for an exemption from registration under the Securities Act.

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Rule 144

Pursuant to Rule 144 promulgated under the Securities Act, sales of the securities of a former shell company, such as us, under that rule are not permitted (i) until at least 12 months have elapsed from the date on which this Report, reflecting our status as a non-shell company, is filed with the SEC and (ii) unless at the time of a proposed sale, we are subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and have filed all reports and other materials required to be filed by Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months, other than Form 8-K reports. As a result, unless we register such shares for sale under the Securities Act, most of our stockholders will be forced to hold their shares of our Common Stock for at least that 12-month period before they are eligible to sell those shares, and even after that 12-month period, sales may not be made under Rule 144 unless we and the selling stockholders are in compliance with other requirements of Rule 144.

In general, Rule 144 provides that (i) any of our non-affiliates that has held restricted common stock for at least 12 months is thereafter entitled to sell its restricted stock freely and without restriction, provided that we remain compliant and current with our SEC reporting obligations, and (ii) any of our affiliates, which includes our directors, executive officers and other person in control of us, that has held restricted common stock for at least 12 months is thereafter entitled to sell its restricted stock subject to the following restrictions: (a) we are compliant and current with our SEC reporting obligations, (b) certain manner of sale provisions are satisfied, (c) a Form 144 is filed with the SEC, and (d) certain volume limitations are satisfied, which limit the sale of shares within any three-month period to a number of shares that does not exceed the greater of 1% of the total number of outstanding shares. A person who has ceased to be an affiliate at least three months immediately preceding the sale and who has owned such shares of common stock for at least one year is entitled to sell the shares under Rule 144 without regard to any of the limitations described above.

Rule 701

In general, under Rule 701 as currently in effect, any of our employees, directors, officers, consultants or advisors who acquired Common Stock from us in connection with a written compensatory stock or option plan or other written agreement, in compliance with Rule 701 under the Securities Act, before the effective date of the Merger (to the extent such Common Stock is not subject to a lock-up agreement) is entitled to rely on Rule 701 to resell such shares beginning 90 days after we become subject to the public company reporting requirements of the Exchange Act in reliance on Rule 144, but without compliance with the holding period requirements contained in Rule 144. Accordingly, subject to any applicable lock-up agreements, beginning 90 days after we become subject to the public company reporting requirements of the Exchange Act, under Rule 701 persons who are not our “affiliates,” as defined in Rule 144, may resell those shares without complying with the minimum holding period or public information requirements of Rule 144, and persons who are our “affiliates” may resell those shares without compliance with Rule 144’s minimum holding period requirements (subject to the terms of the lock-up agreement referred to above, if applicable).

Registration Rights and Lock-Up and Leak Out Agreement

The description of the registration rights held by the holders of our 2017 Debentures and 2018 Notes, and upon the exercise of the Altar Rock Warrant, together with the limitations on the sales of our Common Stock by the holders of our 2017 Debentures are described in Item 2.01, above, and is incorporated herein by reference.

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DESCRIPTION OF SECURITIES

We have authorized capital stock consisting of 90 million shares of Common Stock and 10 million shares of preferred stock. As of the date of this Report and as a result of the Merger, we had 48,272,311 shares of Common Stock issued and outstanding, and no shares of preferred stock issued and outstanding.

Common Stock

Voting Rights

Each holder of our Common Stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Our stockholders do not have cumulative voting rights in the election of directors.

Dividends

Subject to preferences that may be applicable to any then outstanding preferred stock, holders of our Common Stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds. We do not have any plans to pay dividends to our stockholders.

Liquidation

In the event of our liquidation, dissolution or winding up, holders of our Common Stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then outstanding shares of preferred stock.

Rights and Preferences

Holders of our Common Stock have no preemptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to our Common Stock. The rights, preferences and privileges of the holders of our Common Stock are subject to and may be adversely affected by the rights of the holders of shares of any series of our preferred stock that we may designate in the future.

Fully Paid and Nonassessable

All of our outstanding shares of Common Stock are, and the shares of Common Stock to be issued upon conversion of the 2017 Debentures or the 2018 Notes, or upon exercise of the Altar Rock Warrant, will be fully paid and nonassessable.

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Preferred Stock

Shares of preferred stock may be issued from time to time in one or more series, each of which will have such distinctive designation or title as shall be determined by our board of directors prior to the issuance of any shares thereof. Our board of directors may designate the rights, preferences, privileges and restrictions of the preferred stock, including dividend rights, conversion rights, voting rights, redemption rights, liquidation preference, sinking fund terms, and the number of shares constituting any series or the designation of any series. The number of authorized shares of preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then outstanding shares of our capital stock entitled to vote generally in the election of the directors, voting together as a single class, without a separate vote of the holders of the preferred stock, or any series thereof, unless a vote of any such holders is required pursuant to any preferred stock designation. The issuance of preferred stock could have the effect of restricting dividends on our Common Stock, diluting the voting power of our Common Stock, impairing the liquidation rights of our Common Stock, or delaying, deterring, or preventing a change in control. Such issuance could have the effect of decreasing the market price of our Common Stock. We currently have no plans to issue any shares of preferred stock.

Warrants

As of the date of this Report, the Altar Rock Warrant entitles its holder, Altar Rock Capital, to purchase 5,000,000 shares of our Common Stock, at an exercise price of $0.001 per share any time prior to December 2, 2020; provided, however, provided, however, that the number of shares of our Common Stock issuable to the holder of the Altar Rock Warrant may not, in any instance, exceed 4.99% of our then issued and outstanding Common Stock.

Registration Rights

The description of the registration rights held by the holders of our 2017 Debentures and 2018 Notes, and upon exercise of the Altar Rock Warrant, together with the limitations on the sales of our Common Stock by the holders of our 2017 Debentures are described in Item 2.01, above, and is incorporated herein by reference.

Transfer Agent

The transfer agent and registrar for our Common Stock is Action Stock Transfer Corp. The transfer agent and registrar’s address is 2469 E. Fort Union Blvd., Suite 214, Salt Lake City, UT 84121 and its telephone number is (801) 274-1088.

LEGAL PROCEEDINGS

We are currently not aware of any pending legal proceedings to which we are a party or of which any of our property is the subject, nor are we aware of any such proceedings that are contemplated by any governmental authority. From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.

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ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

The information set forth in Item 2.01, above, is incorporated herein by reference.

Shares Issued in Connection with the Merger

On September 14, 2018, pursuant to the terms of the Merger Agreement, all of the shares of common stock of Jacksam were exchanged for 45,000,000 shares of our Common Stock and rights to purchase, by conversion of the 2017 Debentures, the 2018 Notes, and by exercise of the Altar Rock Warrant up to 15,384,167 additional shares of our Common Stock. This transaction was exempt from registration under Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder as not involving any public offering. None of the securities were sold through an underwriter and, accordingly, there were no underwriting discounts or commissions involved.

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ITEM 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

On September 14, 2018, Fruci & Associates II, PLLC, or Fruci, was dismissed as our independent registered public accounting firm. On the same date, L&L CPAs, PA, or L&L, was engaged as our new independent registered public accounting firm. The board of directors of the Company approved the dismissal of Fruci and approved the engagement of L&L as our independent registered public accounting firm.

None of the reports of Fruci on our financial statements for either of the past two years or subsequent interim period contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles, except that our audited financial statements contained in our Annual Report on Form 10-K for the fiscal years ended September 30, 2017 and 2016, filed with the SEC, included a going concern qualification in the report of Fruci.

During the Company’s two most recent fiscal years ended September 30, 2017 and 2016, and the subsequent interim periods preceding their dismissal, there were no disagreements with Fruci, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Fruci, would have caused them to make reference to the subject matter of the disagreement in connection with their report on the Company’s financial statements.

The Company provided Fruci with a copy of the disclosures it is making in this Report and has requested that Fruci furnish it with a letter addressed to the SEC stating whether they agree with the above statements. The letter is filed as an exhibit to this Form 8-K. During the two most recent fiscal years and the interim periods preceding the engagement, and through the date of this Report, neither the Company nor anyone on its behalf has previously consulted with L&L regarding either (a) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided nor oral advice was provided to the Company that v concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (b) any matter that was either the subject of a disagreement (as defined in paragraph 304(a)(1)(iv) of Regulation S-K and the related instructions thereto) or a reportable event (as described in paragraph 304(a)(1)(v)) of

Regulation S-K).

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ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT

The information regarding change of control of the Company in connection with the Merger set forth in Item 2.01 is incorporated herein by reference.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

The information regarding departure and election of directors and departure and appointment of principal officers of the Company in connection with the Merger set forth in Item 2.01 is incorporated herein by reference.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS

Change in Fiscal Year

Effective September 14, 2018, our board of directors approved a change to the our fiscal year end from September 30, which was used in our most recent filing with the SEC, to December 31 of each year, which is the fiscal year of Jacksam.

ITEM 5.06 CHANGE IN SHELL COMPANY STATUS

Prior to the Merger, we were a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act). As a result of the Merger, we have ceased to be a shell company. The information contained in this Report, together with the information contained in our Annual Report on Form 10-K for the fiscal year ended June 30, 2017, and our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as filed with the SEC, constitute the current “Form 10 information” necessary to satisfy the conditions contained in Rule 144(i)(2) under the Securities Act.

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ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Financial statements of business acquired.

In accordance with Item 9.01(a), Jacksam’s audited financial statements as of, and for the fiscal years ended, December 31, 2017 and 2016, are filed as Exhibit 99.1 hereto and Jacksam’s unaudited condensed financial statements as of, and for the six months ended June 30, 2018 and 2017, and the accompanying notes, are filed as Exhibit 99.2 hereto.

Pro forma financial information.

In accordance with Item 9.01(b), the unaudited pro forma condensed combined financial statements as of, and for the fiscal year ended, December 31, 2017, and for the six months ended, June 30, 2018, are filed as Exhibit 99.3 hereto.

Shell Company Transactions.

Reference is made to Items 9.01(a) and 9.01(b) and the exhibits referred to therein, which are incorporated herein by reference.

Exhibits.

In reviewing the agreements included or incorporated by reference as exhibits to this Current Report on Form 8-K, please remember that they are included to provide investors with information regarding their terms and are not intended to provide any other factual or disclosure information about the Company or the other parties to the agreements. The agreements may contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the parties to the applicable agreement and:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to other investors; and

•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about the Company may be found elsewhere in this Current Report on Form 8-K and the Company’s other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

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EXHIBITS

2.1	Agreement and Plan of Merger by and between Registrant, Jacksam Corporation, and Jacksam Acquisition Corp, dated September 14, 2018
3.1	Certificate of Incorporation of Registrant (1)
3.2	Articles of Amendment to Charter of Registrant (1)
3.3	Certificate of Amendment to the Certificate of Incorporation of Registrant (2)
3.4	Bylaws of Registrant (3)
3.5	Certificate of Amendment to the Articles of Incorporation of Registrant (4)
3.6	Amended and Restated Bylaws (4)
3.7	Articles of Incorporation of Jacksam Acquisition Corp.
3.8	Bylaws of Jacksam Acquisition Corp.
4.1	Form of Debenture Agreement
4.2	Form of Leak Out Agreement
4.3	Form of Debenture Registration Rights Agreement
4.4	Convertible Note & Agreement
4.5	Warrant, issued December 1, 2017, by Jacksam Corporation to Altar Rock Capital, a Delaware LLC
10.1	Employment Agreement dated December 22, 2017, between Jacksam Corporation and Daniel Davies
10.2	Employment Agreement dated December 22, 2017, between Jacksam Corporation and Mark Adams
10.3	Office Lease dated March 27, 2017, by Jacksam Corporation
14.1	Code of Ethics of Registrant (5)
16.1	Letter from Fruci & Associates II, PLLC
99.1	financial statements for Jacksam Corporation as of, and for the fiscal years ended, December 31, 2017 and 2016 (audited)
99.2	condensed financial statements for Jacksam Corporation as of, and for the six months ended June 30, 2018 and 2017 (unaudited)
99.3	pro forma condensed combined financial statements as of, and for the fiscal year ended, September 30, 2017, and for the nine months ended, June 30, 2018 (unaudited)

(1)	Incorporated by reference to our Annual Report on Form 10-KSB for the year ended December 31, 1999, filed on April 17, 2000.
(2)	Incorporated by reference to our report on Form 8-K filed on October 23, 2009.
(3)	Incorporated by reference to our Annual Report on Form 10-KSB for the year ended December 31, 2006, filed on June 28, 2006.
(4)	Incorporated by reference to our Annual Report on Form 10-K for the year ended September 30, 2014, filed on December 21, 2017.
(5)	Incorporated by reference to our Annual Report on Form 10-KSB for the year ended March 31, 2004, filed on August 11, 2004.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA GRAND RESORTS INC.

Dated:	September 14, 2018

By:	/s/ Mark Adams
Name:	Mark Adams
Title:	Chief Executive Officer

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